                                                                   EXHIBIT 10.3a

                     AMENDMENT TO GAS PROCESSING AGREEMENT
                            Dated November 19, 1999

April 27, 2000

Upper Cumberland Natural Gas Company, Inc. and Little Creek Farms, Inc. whose address is 4973 Lee Road, Smyrna, Tennessee 37167, hereinafter referred to as "UCNGC", and Westfield Oil & Gas, Inc. whose address is 21123 Hardy Road, Houston, Texas 77073, hereinafter referred to as "Westfield" entered into a GAS PROCESSING AGREEMENT DATED NOVEMBER 19, 1999, attached hereto and made part of this agreement. Due to the extraordinary and unexpected expenses associated with the various labor, parts, service, construction, and related costs to "Westfield" to install the Liquids plant, and its related components, including the replacement of the Compressors and rebuild and modify the "UCNGC" gathering system, to meet system requirements. It is agreed and understood that "UCNGC" hereby agrees to the following terms and conditions:

To pay 50% of the Gross revenues from the sale of UCNGC gas to "Westfield" until "Westfield" has recovered its expenses totaling $175,000.00 plus a service fee of 25% for a total of $218,750.00 (two hundred eighteen thousand seven hundred and fifty dollars). In addition to the gas revenue, "Westfield" will receive 100% of the proceeds from the sale of the extracted liquids until such time the $218,750.00.

It is further agreed and understood that Upper Cumberland Natural Gas and Westfield Oil & Gas will select a mutually acceptable Bank in Tennessee and appoint them as the Trust for the disbursement of any and all funds generated from the sale of the aforementioned natural gas. The City of Livingston Tennessee, and or any other purchaser of said natural gas will be instructed by UCNGC & Westfield Oil & Gas to pay all invoices to the TRUST. The Trust will have written disbursement instructions agreed to by UCNGC and Westfield, which shall dictate the exact disbursements to the parties. This disbursement cannot be changed by either party without specific instructions, modified and authorized by both of the parties, submitted to the Trust in writing and executed in the presence of a Notary Public and filed with the Trust Bank.

                           Dated this ______day of _____, 2000

                           UPPER CUMBERLAND NATURAL GAS COMPANY, INC.


                           -------------------------------------
                           BY:      Darrell Maynord, President


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LITTLCREEK FARMS, INC
AMMENDMENT TO CONTACT (Page 2)




-----------------------------------
BY:      Darrell Maynord, President

ACKNOWLEDGEMENT
STATE OF TENNESSEE
COUNTY OF _______________________
Before me the undersigned authority, on this day personally appeared Darrell Maynord, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed for the purposes and consideration therein expressed.
Given Under my hand and seal of office this __________ day of May, 2000


            Seal                   _________________________
                                   Notary

My commission expires ______________________

                  WESTFIELD OIL & GAS, INC.


                  ------------------------------
                  BY:      Alan Hansen, Agent